Exhibit 23.2

SARNA & COMPANY
Certified Public Accountants
____________________

310 N. Westlake Blvd., Suite 270
Westlake Village, CA 91362
805-371-8900 (voice)
805-379-0140 (fax)
_________________________

March 8, 2004

HOUSE OF BRUSSELS CHOCOLATES INC.
750 Terminal Avenue, Suite 208
Vancouver, BC V6A 2M5

Attn:	Grant Petersen, Chief Executive Officer
And Chairman of the Board

	Re:	HOUSE OF BRUSSELS CHOCOLATES INC.
Registration Statement on Form S-8

Ladies and Gentlemen:

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated February 6, 2004 on the financial statements of the Company for the periods ended April 30, 2002 and 2003 in the Company's Form S-8 registration statement to be filed with the United States Securities and Exchange Commission.

Very truly yours,

/s/ Sarna & Company
SARNA & COMPANY